EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                            JURISDICTION OF
NAME OF SUBSIDIARY                          INCORPORATION                 STATUS

Denbury Gathering & Marketing, Inc.         Delaware                      Wholly owned subsidiary of Denbury  Resources
                                                                          Inc. - parent company of Genesis Energy, Inc.
Genesis Energy, Inc.                        Delaware                      Wholly owned subsidiary of Denbury  Gathering
                                                                          &  Marketing,  Inc.  -  holds  9.25%  general
                                                                          partner  interest  of  Genesis  Energy LP and
                                                                          .01%  general  partner  interest  of  Genesis
                                                                          Crude Oil LP
Denbury Operating Company                   Delaware                      Wholly owned subsidiary of Denbury  Resources
                                                                          Inc. - operating  holding  company of limited
                                                                          liability companies
Denbury Onshore, L.L.C.                     Delaware                      Wholly owned subsidiary of Denbury  Operating
                                                                          Company - onshore oil and gas properties
Denbury Marine, L.L.C.                      Louisiana                     Wholly owned subsidiary of Denbury  Operating
                                                                          Company - marine company
Tuscaloosa Royalty Fund L.L.C.              Delaware                      Wholly Owned Subsidiary of Denbury  Operating
                                                                          Company
